Exhibit 99.1

358 Hall Avenue	14000 Technology Drive
Wallingford, CT 06492	Eden Prairie, MN 55344-2290
Telephone (203) 265-8900	Telephone (952) 937-4000

FOR IMMEDIATE RELEASE

AMPHENOL CORPORATION

TO ACQUIRE MTS SYSTEMS

Wallingford, Connecticut and Eden Prairie, Minn. December 9, 2020. Amphenol Corporation (NYSE: APH) (“Amphenol”), a leading global provider of high-technology interconnect, antenna and sensor solutions, and MTS Systems Corporation (Nasdaq: MTSC) (“MTS”), a leading global supplier of advanced test systems, motion simulators and precision sensors, today announced that they have entered into a definitive agreement under which Amphenol will acquire MTS for $58.50 per share in cash, or approximately $1.7 billion, including the assumption of outstanding debt and liabilities, net of cash.

“We have long admired MTS’s technology and position across a variety of attractive end markets,” said R. Adam Norwitt, Amphenol’s President and CEO. “This acquisition is consistent with our strategy of continuing to expand our range of sensor and sensor-based products across a wide array of industries to further capitalize on the long-term growth potential of the electronics revolution. We are extremely excited about the strength of our combined product portfolio which will enable us to offer even more innovative technologies to our customers around the world. I look forward to welcoming the talented MTS team to the Amphenol family.”

“Amphenol is a leader in interconnect and sensor technologies with a proven management team and a strong track record of successfully acquiring companies across its platform,” said Randy J. Martinez, MTS’s Interim President and CEO. “MTS brings to Amphenol its high-quality technology solutions, a diversified customer base of blue-chip companies and a strong financial profile. We could not be more pleased to join forces with Amphenol, which will allow us to continue to deliver exceptional customer experience through high-quality and innovative solutions.”

David J. Anderson, Chairman of MTS’s Board of Directors, concluded, “The MTS Board of Directors is pleased, as a result of its strategic review, to deliver MTS Systems shareholders the value inherent in this transaction. I have full confidence that, together with Amphenol, MTS will continue to engineer technologies that meaningfully improve and modernize the world’s products – for the benefit of its customers – for generations to come.”

MTS is organized into two business segments: Sensors and Test & Simulation. The Sensors segment represents a highly complementary offering of high-technology, harsh environment sensors sold into diverse end markets and applications, and positions Amphenol to have one of the industry’s broadest ranges of sensors and sensor-based products. The Test & Simulation segment is an industry leader and Amphenol believes it represents an attractive business with excellent near and long-term potential. Accordingly, Amphenol plans to undertake a strategic review of the business to best position it for future success.

The acquisition of MTS is expected to be accretive to Amphenol’s earnings per share in the first year after closing, with approximately $0.10 and $0.06 attributable to MTS’s Sensors and Test & Simulation segments, respectively. This assumes the post-closing reduction of certain public company costs. The transaction will be financed through a combination of borrowings under Amphenol’s existing credit and commercial paper facilities as well as cash on hand.

The transaction has been unanimously approved by the boards of both companies and is expected to close by the middle of 2021, subject to certain regulatory approvals, approval from MTS’s shareholders and other customary closing conditions.

Advisors

Centerview Partners LLC is serving as Amphenol’s financial advisor for the transaction and Latham & Watkins, LLP is acting as its legal advisor. J.P. Morgan Securities LLC and Evercore are serving as MTS’s co-financial advisors and Sidley Austin LLP is acting as its legal advisor.

About Amphenol

Amphenol Corporation is one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors, interconnect systems, antennas, sensors and sensor-based products and coaxial and high-speed specialty cable. Amphenol designs, manufactures and assembles its products at facilities in the Americas, Europe, Asia, Australia and Africa and sells its products through its own global sales force, independent representatives and a global network of electronics distributors. Amphenol has a diversified presence as a leader in high-growth areas of the interconnect market including: Automotive, Broadband Communications, Commercial Aerospace, Industrial, Information Technology and Data Communications, Military, Mobile Devices and Mobile Networks.

About MTS Systems Corporation

MTS Systems Corporation’s testing and simulation hardware, software and service solutions help customers accelerate and improve their design, development and manufacturing processes and are used for determining the mechanical behavior of materials, products and structures. MTS’s high-performance sensors provide measurements of vibration, pressure, position, force and sound in a variety of applications. Additional information of MTS can be found at www.mts.com.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may contain words and terms such as: “anticipate,” “could,” “believe,” “continue,” “expect,” “estimate,” “forecast,” “ongoing,” “project,” “seek,” “predict,” “target,” “will,” “intend,” “plan,” “look ahead,” “optimistic,” “potential,” “guidance,” “may,” “should,” or “would” and other words and terms of similar meaning. These statements are only predictions, and such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Risks and uncertainties include, but are not limited to: (i) the risk that the proposed merger may not be completed in a timely manner or at all, or if it is completed, that the expected benefits of the proposed merger may not be realized, (ii) the failure to satisfy the conditions to the consummation of the proposed merger, including the adoption of the merger agreement (the “Merger Agreement”) by the shareholders of MTS, and the receipt of certain regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the outcome of any legal proceedings that may be instituted against the parties and others related to the Merger Agreement and (v) unanticipated difficulties or expenditures relating to the proposed merger, the response of business partners and competitors to the announcement of the proposed merger, potential disruptions to current plans and operations and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger. The actual financial impact of the proposed merger may differ from the expected financial impact described in this press release. The foregoing list of risk factors is not exhaustive. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Amphenol’s and MTS’s respective businesses, particularly those identified in the risk factor discussion in Amphenol’s Annual Report on Form 10-K for the year ended December 31, 2019, and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and in MTS’s most recent Annual Report on Form 10-K for the year ended September 28, 2019 and its subsequent Quarterly Reports filed on Form 10-Q with the SEC, as well as other documents that may be filed by Amphenol and/or MTS from time to time with the SEC. Neither Amphenol nor MTS undertakes any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made.

Additional Information Regarding the Merger and Where to Find It

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities of MTS or the solicitation of any vote or approval. This communication relates to the proposed merger involving MTS, Amphenol and Moon Merger Sub Corporation (“Merger Sub”), whereby MTS will become a wholly owned subsidiary of Amphenol (the “proposed merger”). The proposed merger will be submitted to the shareholders of MTS for their consideration at a special meeting of MTS shareholders. In connection therewith, MTS intends to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a definitive proxy statement on Schedule 14A (the “definitive proxy statement”) which will be mailed or otherwise disseminated to MTS’s shareholders when it becomes available. MTS may also file other relevant documents with the SEC regarding the proposed merger. MTS SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. MTS shareholders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about MTS, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Free copies of the definitive proxy statement and any other documents filed with the SEC can also be obtained on MTS’s website at https://www.mts.com/ or by contacting MTS’s Investor Relations Department at IRRequest@mts.com.

Certain Information Regarding Participants in the Solicitation

MTS and certain of its directors, executive officers and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding MTS’s directors and executive officers is contained in MTS’s Annual Report on Form 10-K for the fiscal year ended September 28, 2019, filed with the SEC on November 25, 2019, its definitive proxy statement on Schedule 14A for the 2020 annual meeting of shareholders, filed with the SEC on December 30, 2019, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such definitive proxy statement, and in subsequent documents filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement and other relevant documents filed with the SEC regarding the proposed merger, if and when they become available. Free copies of these materials may be obtained as described in the preceding paragraph.

Contacts

Amphenol

Investor Contact:

Craig A. Lampo

Senior Vice President and

Chief Financial Officer

203-265-8625

www.amphenol.com

Media Contact:

Sard Verbinnen & Co

Jared Levy/Nikki Ritchie

Amphe-SVC@sardverb.com

MTS Corporation

Investor Contact:

Brian Ross

Executive Vice President and Chief Financial Officer

952-937-4000

www.mts.com

Media Contact:

Edelman

Ted McHugh/Patrick Ryan

MTS@edelman.com